Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
January 25, 2018

CULLEN/FROST REPORTS 4th QUARTER AND 2017 ANNUAL RESULTS
Board declares first quarter dividend on common and preferred stock

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported fourth quarter results and annual earnings for 2017. Cullen/Frost reported net income available to common shareholders for the fourth quarter of 2017 of $98.5 million, or $1.53 per diluted common share, compared to fourth quarter 2016 earnings of $81.7 million, or $1.28 per diluted common share. For the fourth quarter of 2017, returns on average assets and common equity were 1.26 percent and 12.66 percent respectively, compared to 1.09 percent and 11.03 percent for the same period in 2016. Fourth quarter and full-year 2017 results were favorably impacted by a $4.0 million (or $.06 per share) net-benefit to adjust deferred taxes as a result of the Tax Cuts and Jobs Act.

The company also reported 2017 annual net income available to common shareholders of $356.1 million, an increase of 20.2 percent compared to 2016 earnings of $296.2 million. On a per-share basis, 2017 earnings were $5.51 per diluted common share, compared to $4.70 per diluted common share reported in 2016. For the year 2017, returns on average assets and common equity were 1.17 percent and 11.76 percent respectively, compared to 1.03 percent and 10.16 percent reported in 2016.

During the fourth quarter of 2017, average deposits rose by 3.8 percent to $26.4 billion, up $977.9 million from the $25.4 billion reported in the fourth quarter of 2016. Average loans increased 9.8 percent to $12.9 billion compared to $11.7 billion in the fourth quarter of 2016.

“A strong fourth quarter represented the perfect way to finish an excellent 2017,” said Phil Green, Cullen/Frost chairman and CEO. “Our annual net interest income on a tax-equivalent basis topped $1 billion for the first time ever, and our bankers continue to do a great job increasing our loan portfolio at all levels. Our team got our customers and our locations through the hurricane that affected the Gulf Coast in August, and we're a stronger organization as we celebrate the 150th anniversary of our founding in 2018. We're all proud to be Frost bankers.”

During 2017, Frost received further validation of its outstanding service culture and performance by well-regarded third parties. For the eighth consecutive year, Frost received the highest ranking in customer satisfaction in Texas in the J.D. Power and Associates 2017 U.S. Retail Banking Satisfaction Study. Frost Bank also received 33 Greenwich Excellence Awards for providing superior service, advice and performance to small-business and middle-market banking clients, marking the 12th consecutive year Frost has been recognized by Greenwich Associates.

For 2017, average total loans were $12.5 billion, an increase of $905.3 million, or 7.8 percent, from the $11.6 billion reported the previous year. Average total deposits for 2017 rose to $25.9 billion, up 5.7 percent, or $1.4 billion, over the $24.5 billion reported in 2016. Net interest income on a taxable-equivalent basis increased to $1.0 billion, up 11.0 percent, over the $940.0 million reported a year earlier, reflecting the impact of the increasing volume of earning assets and increasing interest rates.

Noted financial data for the fourth quarter:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios for the Corporation at the end of the fourth quarter of 2017 were 12.42 percent, 13.16 percent, and 15.15 percent, respectively, and continue to be in excess of well-capitalized levels. Current capital ratios exceed Basel III fully phased-in requirements.

•
Net interest income on a taxable-equivalent basis for the fourth quarter totaled $268.6 million, an increase of 9.7 percent compared to the $245.0 million reported for the fourth quarter of 2016. This increase resulted primarily from both an increase in the average volume of earning assets and increasing interest rates. The net interest margin was 3.70 percent for the fourth quarter, compared to 3.55 percent for the fourth quarter of 2016 and 3.73 percent for the third quarter of 2017. A shift in the mix of earning assets to higher yielding assets, primarily in loans, and the Federal Reserve's three 25-basis-point rate increases, positively affected the net interest margin compared to a year ago.

•
Non-interest income for the fourth quarter of 2017 was $90.1 million, down $3.3 million from the $93.4 million reported a year earlier. Other income was down $7.7 million and was primarily impacted by a $10.3 million net gain realized from the sale of the corporation's downtown headquarters and adjacent properties in San Antonio in the fourth quarter of 2016, partially offset by a $2.0 million gain from the sale of a property in the fourth quarter of 2017. Trust and investment management fees were up $2.6 million or 9.7 percent.

•
Non-interest expense for the fourth quarter of 2017 was $196.3 million, up $2.4 million or 1.3 percent from the $193.9 million reported for the fourth quarter of 2016. Salaries and wages increased $7.3 million or 8.9 percent, impacted by normal annual merit and market increases and an increase in the number of employees, as well as performance based bonus/incentive compensation and $1.3 million in severance costs. Technology, furniture and equipment expense was up $1.6 million due mainly to technology initiatives combined with new financial centers. Other expense was down $6.6 million, resulting primarily from various property write-downs of $5.9 million and a $4.4 million contribution to our charitable foundation during the fourth quarter of 2016. The fourth quarter of 2017 includes legal settlements of $1.8 million, property write-downs of $900,000 and miscellaneous asset write-offs of $1.4 million.

•
For the fourth quarter of 2017, the provision for loan losses was $8.1 million, compared to net charge-offs of $7.0 million. For the fourth quarter of 2016, the provision for loan losses was $8.9 million, compared to net charge-offs of $5.7 million. The allowance for loan losses as a percentage of total loans was 1.18 percent at December 31, 2017, compared to 1.21 percent last quarter and 1.28 percent at year-end 2016. Non-performing assets were $157.3 million at year end, compared to $150.0 million the previous quarter, and $102.6 million at year-end 2016.

The Cullen/Frost board also declared a first-quarter cash dividend of $.57 per common share, payable March 15, 2018 to shareholders of record on February 28 of this year. The board of directors also declared a cash dividend of $.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which is traded on the NYSE under the symbol "CFR PrA." The Series A Preferred Stock dividend is also payable on March 15, 2018, to shareholders of record on February 28 of this year.

Cullen/Frost Bankers, Inc. will host a conference call on Thursday, January 25, 2018, at 10 a.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 p.m. CT until midnight Sunday, January 28, 2018 at 855-859-2056, with the Conference ID# of 2873696. The call will also be available by audio webcast on the company’s website, frostbank.com, and available for playback after 2 p.m. CT. After entering the website www.frostbank.com, scroll down to the bottom of the home page. Under Company Information, click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $31.7 billion in assets at December 31, 2017. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2017				2016
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$223,914	$219,211	$214,788	$208,509	$201,603
Net interest income (1)	268,611	264,406	258,020	252,393	244,961
Provision for loan losses	8,102	10,980	8,426	7,952	8,939
Non-interest income:
Trust and investment management fees	28,985	27,493	27,727	26,470	26,434
Service charges on deposit accounts	21,248	20,967	21,198	20,769	20,434
Insurance commissions and fees	11,728	10,892	9,728	13,821	11,342
Interchange and debit card transaction fees	6,082	5,884	5,692	5,574	5,531
Other charges, commissions and fees	9,948	10,493	9,898	9,592	9,798
Net gain (loss) on securities transactions	(24)	(4,867)	(50)	—	109
Other	12,108	10,753	6,887	7,474	19,786
Total non-interest income	90,075	81,615	81,080	83,700	93,434

Non-interest expense:
Salaries and wages	89,173	84,388	80,995	82,512	81,851
Employee benefits	17,022	17,730	18,198	21,625	16,754
Net occupancy	18,190	19,391	19,153	19,237	17,996
Technology, furniture and equipment	19,352	18,743	18,250	17,990	17,734
Deposit insurance	4,781	4,862	5,570	4,915	5,016
Intangible amortization	402	405	438	458	560
Other	47,360	41,304	45,447	41,178	53,940
Total non-interest expense	196,280	186,823	188,051	187,915	193,851
Income before income taxes	109,607	103,023	99,391	96,342	92,247
Income taxes	9,083	9,892	13,838	11,401	8,528
Net income	100,524	93,131	85,553	84,941	83,719
Preferred stock dividends	2,016	2,016	2,015	2,016	2,016
Net income available to common shareholders	$98,508	$91,115	$83,538	$82,925	$81,703

PER COMMON SHARE DATA
Earnings per common share - basic	$1.54	$1.43	$1.30	$1.29	$1.29
Earnings per common share - diluted	1.53	1.41	1.29	1.28	1.28
Cash dividends per common share	0.57	0.57	0.57	0.54	0.54
Book value per common share at end of quarter	49.68	48.24	47.95	46.20	45.03

OUTSTANDING COMMON SHARES
Period-end common shares	63,476	63,114	64,226	63,916	63,474
Weighted-average common shares - basic	63,314	63,667	64,061	63,738	63,157
Dilutive effect of stock compensation	981	898	974	999	881
Weighted-average common shares - diluted	64,295	64,565	65,035	64,737	64,038

SELECTED ANNUALIZED RATIOS
Return on average assets	1.26%	1.19%	1.11%	1.12%	1.09%
Return on average common equity	12.66	11.71	11.07	11.55	11.03
Net interest income to average earning assets (1)	3.70	3.73	3.70	3.64	3.55

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2017				2016
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$12,879	$12,587	$12,275	$12,090	$11,726
Earning assets	29,012	28,342	28,064	28,007	27,677
Total assets	31,107	30,390	30,124	30,144	29,835
Non-interest-bearing demand deposits	11,098	10,756	10,694	10,726	10,454
Interest-bearing deposits	15,286	14,994	14,967	15,095	14,952
Total deposits	26,384	25,750	25,661	25,821	25,406
Shareholders' equity	3,232	3,232	3,172	3,055	3,091

Period-End Balance:
Loans	$13,146	$12,706	$12,512	$12,186	$11,975
Earning assets	29,595	28,941	28,084	28,475	28,025
Goodwill and intangible assets	660	660	661	661	662
Total assets	31,748	30,990	30,206	30,525	30,196
Total deposits	26,872	26,403	25,614	26,142	25,812
Shareholders' equity	3,298	3,189	3,224	3,097	3,003
Adjusted shareholders' equity (1)	3,218	3,131	3,173	3,103	3,027

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$155,364	$154,303	$149,558	$153,056	$153,045
As a percentage of period-end loans	1.18%	1.21%	1.20%	1.26%	1.28%

Net charge-offs:	$7,041	$6,235	$11,924	$7,941	$5,667
Annualized as a percentage of average loans	0.22%	0.20%	0.39%	0.27%	0.19%

Non-performing assets:
Non-accrual loans	$150,314	$143,104	$86,413	$116,176	$100,151
Restructured loans	4,862	4,815	1,696	—	—
Foreclosed assets	2,116	2,094	2,041	2,042	2,440
Total	$157,292	$150,013	$90,150	$118,218	$102,591
As a percentage of:
Total loans and foreclosed assets	1.20%	1.18%	0.72%	0.97%	0.86%
Total assets	0.50	0.48	0.30	0.39	0.34

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.42%	12.38%	12.81%	12.71%	12.52%
Tier 1 Risk-Based Capital Ratio	13.16	13.14	13.59	13.50	13.33
Total Risk-Based Capital Ratio	15.15	15.19	15.65	15.62	14.93
Leverage Ratio	8.46	8.39	8.61	8.34	8.14
Equity to Assets Ratio (period-end)	10.39	10.29	10.67	10.15	9.94
Equity to Assets Ratio (average)	10.39	10.63	10.53	10.14	10.36

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31,
	2017	2016	2015	2014	2013
CONDENSED INCOME STATEMENTS

Net interest income	$866,422	$776,336	$736,632	$686,934	$620,555
Net interest income (1)	1,043,431	939,958	888,035	807,937	710,850
Provision for loan losses	35,460	51,673	51,845	16,314	20,582
Non-interest income:
Trust and investment management fees	110,675	104,240	105,512	106,237	91,375
Service charges on deposit accounts	84,182	81,203	81,350	81,946	81,432
Insurance commissions and fees	46,169	47,154	48,926	45,115	43,140
Interchange and debit card transaction fees	23,232	21,369	19,666	18,372	16,979
Other charges, commissions and fees	39,931	39,623	37,551	36,180	34,185
Net gain (loss) on securities transactions	(4,941)	14,975	69	38	1,176
Other	37,222	41,144	35,656	32,256	34,531
Total non-interest income	336,470	349,708	328,730	320,144	302,818

Non-interest expense:
Salaries and wages	337,068	318,665	310,504	292,349	273,692
Employee benefits	74,575	72,615	69,746	60,151	62,407
Net occupancy	75,971	71,627	65,690	55,745	50,468
Technology, furniture and equipment	74,335	71,208	64,373	62,087	58,443
Deposit insurance	20,128	17,428	14,519	13,232	11,682
Intangible amortization	1,703	2,429	3,325	3,520	3,141
Other	175,289	178,988	165,561	167,656	152,077
Total non-interest expense	759,069	732,960	693,718	654,740	611,910
Income before income taxes	408,363	341,411	319,799	336,024	290,881
Income taxes	44,214	37,150	40,471	58,047	53,015
Net income	364,149	304,261	279,328	277,977	237,866
Preferred stock dividends	8,063	8,063	8,063	8,063	6,719
Net income available to common shareholders	$356,086	$296,198	$271,265	$269,914	$231,147

PER COMMON SHARE DATA
Earnings per common share - basic	$5.56	$4.73	$4.31	$4.32	$3.82
Earnings per common share - diluted	5.51	4.70	4.28	4.29	3.80
Cash dividends per common share	2.25	2.15	2.10	2.03	1.98
Book value per common share at end of quarter	49.68	45.03	44.30	42.87	39.13

OUTSTANDING COMMON SHARES
Period-end common shares	63,476	63,474	61,982	63,149	60,566
Weighted-average common shares - basic	63,694	62,376	62,758	62,072	60,350
Dilutive effect of stock compensation	968	593	715	902	766
Weighted-average common shares - diluted	64,662	62,969	63,473	62,974	61,116

SELECTED ANNUALIZED RATIOS
Return on average assets	1.17%	1.03%	0.97%	1.05%	1.02%
Return on average common equity	11.76	10.16	9.86	10.51	9.93
Net interest income to average earning assets (1)	3.69	3.56	3.45	3.41	3.41

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31,
	2017	2016	2015(1)	2014(1)	2013(1)
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$12,460	$11,555	$11,267	$10,299	$9,230
Earning assets	28,359	26,717	25,955	23,877	20,991
Total assets	30,450	28,832	28,061	25,766	22,750
Non-interest-bearing demand deposits	10,819	10,034	10,180	9,125	7,658
Interest-bearing deposits	15,085	14,478	13,861	12,928	11,610
Total deposits	25,905	24,512	24,041	22,053	19,268
Shareholders' equity	3,173	3,059	2,895	2,712	2,455

Period-End Balance:
Loans	$13,146	$11,975	$11,487	$10,988	$9,516
Earning assets	29,595	28,025	26,431	26,052	22,238
Goodwill and intangible assets	660	662	663	667	543
Total assets	31,748	30,196	28,566	28,276	24,311
Total deposits	26,872	25,812	24,344	24,136	20,689
Shareholders' equity	3,298	3,003	2,890	2,851	2,514
Adjusted shareholders' equity (2)	3,218	3,027	2,776	2,710	2,374

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$155,364	$153,045	$135,859	$99,542	$92,438
As a percentage of period-end loans	1.18%	1.28%	1.18%	0.91%	0.97%

Net charge-offs:	$33,141	$34,487	$15,528	$9,210	$32,597
Annualized as a percentage of average loans	0.27%	0.30%	0.14%	0.09%	0.35%

Non-performing assets:
Non-accrual loans	$150,314	$100,151	$83,467	$59,925	$56,720
Restructured loans	4,862	—	—	—	1,137
Foreclosed assets	2,116	2,440	2,255	5,251	11,916
Total	$157,292	$102,591	$85,722	$65,176	$69,773
As a percentage of:
Total loans and foreclosed assets	1.20%	0.86%	0.75%	0.59%	0.73%
Total assets	0.50	0.34	0.30	0.23	0.29

CONSOLIDATED CAPITAL RATIOS (3)
Common Equity Tier 1 Risk-Based Capital Ratio	12.42%	12.52%	11.37%	N/A	N/A
Tier 1 Risk-Based Capital Ratio	13.16	13.33	12.38	13.68%	14.39%
Total Risk-Based Capital Ratio	15.15	14.93	13.85	14.55	15.52
Leverage Ratio	8.46	8.14	7.79	8.16	8.49
Equity to Assets Ratio (period-end)	10.39	9.94	10.12	10.08	10.34
Equity to Assets Ratio (average)	10.42	10.61	10.32	10.53	10.79

(1) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the adoption of a new accounting standard that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

(2) Shareholders' equity excluding accumulated other comprehensive income (loss).
(3) Beginning in 2015, capital ratios are calculated in accordance with the Basel III Capital Rules. Capital ratios for prior periods were calculated in accordance with previous capital rules.